Exhibit 4.1

NUMBER Vision Marine Technologies Inc. SHARES **** INCORPORATED UNDER THE LAWS OF QUEBEC **** CUSIP C96657116 COMMON STOCK THIS CERTIFIES THAT * SPECIMEN * Is The Owner of **** FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF Vision Marine Technologies Inc. Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Dated: **** COUNTERSIGNED AND REGISTERED: VSTOCK TRANSFER, LLC Transfer Agent and Registrar By:____________________________ Chief Financial Officer AUTHORIZED SIGNATURE